                                                                    EXHIBIT 99.1

                     DBT ONLINE, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
             (In thousands, except share and per share amounts)

                                                                     At December 31,
                                                                     1999         1998
                                                                  ---------      -------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                         $  33,016      $21,324
Accounts receivable, less allowance:
     1999, $839; 1998, $399                                          12,675        9,409
Short-term investments                                               16,500       25,840
Prepaid expenses and other current assets                             2,276        2,422
Prepaid income taxes                                                  1,437           --
                                                                  ---------      -------
     Total current assets                                            65,904       58,995

Property and equipment, net                                          33,369       18,806
Patents, less accumulated amortization:
     1999, $5,707; 1998, $4,012                                       8,135        9,830
Goodwill, less accumulated amortization:
     1999, $2,765; 1998, $1,170                                      28,941        4,637
Other assets                                                            139          103
                                                                  ---------      -------
TOTAL ASSETS                                                      $ 136,488      $92,371
                                                                  =========      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities                          $  16,662      $ 3,273
Due to other patent interest holders                                  1,848        1,394
Income taxes payable                                                     --          406
                                                                  ---------      -------
     Total current liabilities                                       18,510        5,073

DEFERRED INCOME TAXES                                                 1,580        3,405

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par value. 5,000,000 shares
     authorized; no shares issued or outstanding                         --           --
Common stock, $.10 par value. 100,000,000 shares
     authorized; 20,135,964 and 18,905,762 shares issued and
     outstanding at December 31, 1999 and 1998, respectively          2,013        1,890
Additional paid-in capital                                           99,388       69,559
Retained earnings                                                    15,252       12,444
Accumulated other comprehensive loss                                   (255)          --
                                                                  ---------      -------
     Total stockholders' equity                                     116,398       83,893
                                                                  ---------      -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 136,488      $92,371
                                                                  =========      =======


                See notes to consolidated financial statements.

                       DBT ONLINE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)

                                                                 Year Ended December 31,
                                                         1999            1998            1997
                                                     -----------     -----------     -----------

Revenues                                             $    72,773     $    54,103     $    37,777
Patent royalties                                           6,219           6,636           6,670
                                                     -----------     -----------     -----------
       Total revenues and royalties                       78,992          60,739          44,447
                                                     -----------     -----------     -----------

Cost of revenues                                          32,298          26,152          17,957
Sales and marketing                                       13,234           6,508           4,367
Research and development                                   5,567           3,078           2,364
General and administrative (including $1,268 of
       stock-based compensation expense in 1999)          24,407          17,317          11,978
Merger and acquisition costs                                 817              --              --
                                                     -----------     -----------     -----------
       Total expenses                                     76,323          53,055          36,666
                                                     -----------     -----------     -----------
Income from operations                                     2,669           7,684           7,781
Interest income, net                                       1,656           2,330           1,491
                                                     -----------     -----------     -----------
Income before income taxes                                 4,325          10,014           9,272
Provision for income taxes                                 1,517           3,118           3,171
                                                     -----------     -----------     -----------
       Net income                                    $     2,808     $     6,896     $     6,101
                                                     ===========     ===========     ===========

Basic net income per common share                    $      0.15     $      0.36     $      0.35
                                                     ===========     ===========     ===========
Basic weighted average shares outstanding             19,221,400      18,900,500      17,577,900
                                                     ===========     ===========     ===========

Diluted net income per common share                  $      0.14     $      0.35     $      0.33
                                                     ===========     ===========     ===========
Diluted weighted average shares outstanding           20,198,700      19,612,400      18,495,200
                                                     ===========     ===========     ===========


                See notes to consolidated financial statements.

                        DBT ONLINE, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
               (In thousands, except share and per share amounts)

                                                       Common Stock
                                                   ----------------------                           Accumulated
                                                                            Additional   Retained       Other
                                                    Number of                Paid-in     Earnings   Comprehensive
                                                     Shares     Par Value    Capital     (Deficit       Income         Total
                                                   ----------   ---------   ----------   --------   --------------    --------
BALANCE at January 1, 1997                         15,879,958     $1,588     $17,897     $   (553)                    $ 18,932
   Exercise of stock options                          106,190         10         866           --                         876
   Issuance of common stock for cash                2,690,000        269      46,543           --                       46,812
   Stock issued for acquisition                       144,824         15       3,474           --                        3,489
   Tax benefit of stock options                            --         --         242           --                          242
   Stock options issued                                    --         --         131           --                          131
   Net income                                              --         --          --        6,101                        6,101
                                                   ----------     ------     -------     --------                     --------
BALANCE at December 31, 1997                       18,820,972      1,882      69,153        5,548                       76,583
   Exercise of stock options                           75,105          7         165           --                          172
   Issuance of common stock to employee                    --
       benefit plan                                     9,685          1         241           --                          242
   Net income                                              --         --          --        6,896                        6,896
                                                   ----------     ------     -------     --------                     --------
BALANCE at December 31, 1998                       18,905,762      1,890      69,559       12,444                       83,893
   Exercise of stock options                          220,217         22       3,416           --                        3,438
   Issuance of common stock to employee                                                                                     --
       benefit plan                                     9,985          1         306           --                          307
   Issuance of common stock for cash                1,000,000        100      23,981           --                       24,081
   Tax benefit of stock options                            --         --         858           --                          858
   Stock-based compensation expense                        --         --       1,268           --                        1,268
   Unrealized losses on short-term investments             --         --          --           --      $   (255)          (255)
   Net income                                              --         --          --        2,808                        2,808
                                                   ----------     ------     -------     --------      --------       --------
BALANCE at December 31, 1999                       20,135,964     $2,013     $99,388     $ 15,252      $   (255)      $116,398
                                                   ==========     ======     =======     ========      ========       ========


                See notes to consolidated financial statements.

                       DBT ONLINE, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
              (In thousands, except share and per share amounts)

                                                                            Year Ended December 31,
                                                                     ------------------------------------
                                                                       1999          1998          1997
                                                                     --------      --------      --------

CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                   $  2,808      $  6,896      $  6,101
        Adjustments to reconcile net income to net cash provided
          by operating activities:
            Depreciation and amortization                               9,812         8,022         5,802
            Deferred income taxes                                      (1,825)         (750)         (146)
            Stock issued for employee benefit plan                        307           242            --
            Stock-based compensation expense                            1,268            --            --
            Stock options issued for services                              --            --           131
            Changes in operating assets and liabilities:
               Accounts receivable                                     (3,266)       (4,220)       (1,916)
               Prepaid expenses and other current assets                  146          (693)       (1,177)
               Accounts payable and accrued liablities                 13,389        (1,349)        1,813
               Due to other patent interest holders                       454           399          (416)
               Income taxes                                              (985)          623          (593)
                                                                     --------      --------      --------
          Net cash provided by operating activities                    22,108         9,170         9,599
                                                                     --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES
        Property and equipment purchased                              (20,560)      (14,537)       (6,949)
        Cash used in acquisitions                                     (26,424)           --        (2,488)
        (Increase) decrease in other assets                               (36)          239           102
        Proceeds from sales or maturities of investments                9,085        18,367            --
        Purchases of short-term investments                                --            --       (44,207)
                                                                     --------      --------      --------
          Net cash (used in) provided by investing activities         (37,935)        4,069       (53,542)
                                                                     --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from issuance of common stock                         24,081            --        46,812
        Net change in bank line-of-credit                                  --            --          (200)
        Proceeds from exercise of stock options                         3,438           172           876
        Repayments of long-term debt                                       --            --        (2,781)
                                                                     --------      --------      --------
          Net cash provided by financing activities                    27,519           172        44,707
                                                                     --------      --------      --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              11,692        13,411           764

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                         21,324         7,913         7,149
                                                                     --------      --------      --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                             $ 33,016      $ 21,324      $  7,913
                                                                     ========      ========      ========


                See notes to consolidated financial statements.

                        DBT ONLINE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

         DBT Online, Inc., through its subsidiaries (collectively referred to as the "Company"), is engaged in the electronic information retrieval industry, which provides online, real-time access to public records. The Company, through its Patlex Corporation ("Patlex") subsidiary, is involved in the patent enforcement and exploitation business, whereby the Company collects royalty fees from a group of laser patents.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation. The consolidated financial statements include the accounts of DBT Online, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated.

         Use of Estimates. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying Notes. Actual results could differ from those estimates.

         Cash and Cash Equivalents. The Company considers all highly liquid investments with a remaining original maturity at the date of purchase of three months or less to be cash equivalents.

         Property and Equipment. Property and equipment is recorded at cost and depreciated using accelerated methods over the estimated useful lives of the assets. Useful lives range from 3 to 10 years. Expenditures for routine maintenance and repairs are charged to expense as incurred.

         Patents and Goodwill. The patent costs are amortized on a straight-line basis over the remaining lives of the patents. Goodwill is amortized on a straight-line basis over 7 to 10 years.

         Carrying Value of Long-Lived Assets. Management reviews long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Assets, if any, that management has committed to a plan to dispose, whether by sale or abandonment, are reported at the lower of carrying amount or fair value, less cost to sell. Preparation of estimated expected future cash flows is inherently subjective and is based on management's best estimate of assumptions concerning future conditions.

         Revenue Recognition. The Company recognizes revenue at the time of customer access. Accounts receivable are primarily with law enforcement agencies, insurance companies, law firms, and other licensed investigation companies. Patent royalties are recognized pursuant to license agreements that require the licensees to periodically report activity to the Company.

         Concentration of Credit Risk. The Company's customers are numerous and spread over a wide geographic area. As such, the Company believes that it does not have an abnormal concentration of credit risk within any one market or any one geographic area.

         Research and Development Costs. Costs for research and development activities are expensed as incurred, and aggregated $5,567, $3,078 and $2,364 for years ended December 31, 1999, 1998 and 1997, respectively.

         Income Taxes. The Company provides for deferred taxes under an asset and liability approach for financial accounting and reporting of income taxes. The objective of an asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

         Fair Value of Financial Instruments. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short-term nature. Short-term investments are classified as available-for-sale and are carried at fair value.

         Net Income Per Share. Basic net income per share is determined by dividing net income by the weighted-average shares outstanding. Diluted net income per share is determined by dividing net income by the weighted-average shares outstanding including the effect of stock options, if dilutive. The weighted-average number of shares for stock options included in the diluted weighted-average shares outstanding were 977,300, 711,900 and 917,300 in 1999, 1998 and 1997, respectively.

2.       COMPREHENSIVE INCOME

         Comprehensive income for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                        1999        1998       1997
                                       -------      ------     ------
Net income                             $ 2,808      $6,896     $6,101
Adjustment to reconcile net income
  to total comprehensive income:
Unrealized loss on investments            (255)         --         --
                                       -------      ------     ------
Comprehensive income                   $ 2,553      $6,896     $6,101
                                       =======      ======     ======

3.       BUSINESS COMBINATIONS

         On September 24, 1999, the Company acquired KnowX.com and Informed from Information America, Inc. for $25,000 in cash and warrants to purchase 329,172 shares of common stock of the Company. The warrants, which had a total fair value of $458 upon issuance, have an exercise price of $52.50 per share and expire on March 24, 2001. KnowX.com is a leading Internet-based public record research tool for consumers and small office users. The Informed product line offers qualified users, including commercial lending and leasing companies, access to public information through the Internet or dial-up modems. The transaction was accounted for as a purchase and the Company's results of operations include the results of KnowX.com and Informed since the date of acquisition. Goodwill resulting from this transaction is approximately $24,709 and is being amortized on a straight-line basis over ten years.

         Unaudited pro forma results of operations, assuming the acquisition of KnowX.com and Informed occurred as of the beginning of 1998, after giving effect to certain adjustments such as interest and amortization of goodwill resulting from the acquisition, are summarized as follows:

                                          Year Ended December 31,
                                          -----------------------
                                            1999         1998
                                          ---------     -------
         Net revenue and royalties        $  88,803     $69,130
                                          =========     =======
         Income before income taxes       $   2,179     $ 7,496
                                          =========     =======
         Net income                       $   1,392     $ 4,894
                                          =========     =======
         Earnings per share (diluted)     $    0.07     $  0.25
                                          =========     =======

         On May 26, 1999, the Company acquired all of the common stock of WinSHAPES for approximately $442 in cash plus the payment of liabilities in the amount of $728. WinSHAPES is a company engaged in the development of software that converts data into graphic illustrations that visualize interrelationships among people, businesses, vehicles and other assets. The transaction was accounted for as a purchase and the Company's results of operations include the results of WinSHAPES since the date of acquisition. Goodwill resulting from this transaction was $1,190, and is being amortized on a straight-line basis over seven years. Pro forma operating information is not provided for this acquisition because its effects on the results of operations are not material.

         On May 6, 1999, the Company merged with I.R.S.C., Inc. ("IRSC"). IRSC is a provider of court records and other public information used to conduct pre-employment screening and other anti-fraud due diligence services for business customers.

         As a result of the IRSC merger, each share of IRSC common stock was converted into the right to receive approximately 1.43 shares of Company common stock, or 432,346 common shares of the Company in the aggregate. The IRSC merger was accounted for as a pooling-of-interests and, accordingly, the Company's financial statements for periods prior to the IRSC merger have been restated to include the results of IRSC for all periods presented. Results of operations for the separate companies prior to the combination are as follows:

                                              Company
                                              Prior to
                                             Combination           IRSC          Combined
                                             ------------         -------        --------
YEAR ENDED DECEMBER 31, 1998:
Total revenues and royalties                   $ 53,549           $ 7,190        $ 60,739
Net income                                        6,702               194           6,896

YEAR ENDED DECEMBER 31, 1997:
Total revenues and royalties                   $ 37,546           $ 6,901        $ 44,447
Net income                                        5,998               103           6,101

                  On August 1, 1997, the Company acquired all of the stock of The Information Connectivity Group. The consideration paid included both cash of $2,500 and common stock of the Company valued at approximately $3,500. For accounting purposes, the transaction was treated as a purchase. The Company recorded goodwill of approximately $5,800 in connection with this acquisition, which is being amortized over seven years.

4.       PROPERTY AND EQUIPMENT, NET

         Property and equipment consisted of the following:

                                                                At December 31,
                                                            -----------------------
                                                              1999            1998
                                                            -------         -------
                   Computer equipment                       $42,015         $22,554
                   Office furniture and equipment             2,164           1,599
                   Leasehold improvements                     8,625           7,588
                   Total cost                                52,804          31,741
                   Less: accumulated depreciation           (19,435)        (12,935)
                                                            -------         -------
                   Property and equipment, net              $33,369         $18,806
                                                            =======         =======

         Depreciation expense was $6,522, $5,501 and $3,763 for the years ended December 31, 1999, 1998 and 1997, respectively.


5.       SHORT-TERM INVESTMENTS

         The Company has investments in state and municipal bonds that are classified as available-for-sale and are carried at fair value. There were gross unrealized gains of $5 and $52 and gross unrealized losses of $260 and $78 as of December 31, 1999 and 1998, respectively. There was $97 in realized losses during 1999, and there were $276 in realized gains during 1998 on the sale of securities. Cost is determined based on specific identification. At December 31, 1999, these investments have contractual maturities as follows:

                    Within 1 year                          $ 6,505
                    After 1 through 5 years                  8,602
                    After 5 through 10 years                   547
                    After 10 years                           1,101
                                                           -------
                                                            16,755
                    Less:  Net unrealized losses             (255)
                    Total short-term investments           $16,500
                                                           =======

         Certain of the Company's state and municipal bonds are concentrated in specific geographic regions. The states in which the components of these investments resided at December 31, 1999 were as follows:

Florida                                           $ 7,891
Texas                                               1,575
Nevada                                              1,047
Maine                                               1,028
Arizona                                               547
Massachusetts                                         537
Virginia                                              535
New York                                              530
Washington                                            529
Michigan                                              514
North Carolina                                        508
New Hampshire                                         506
Ohio                                                  505
New Mexico                                            503
                                                               -
Less:  net unrealized losses                         (255)
                                                  -------
Total short-term investments                      $16,500
                                                  =======

6.       PATENTS

         Patlex owns a 64% income interest in Laser Patent revenue relating to certain patents involving laser technology. The most commercially significant of the Laser Patents is the Gas Discharge Laser Patent (U.S. Patent No. 4,704,583), which covers gas discharge lasers. In addition, the Laser Patents consist of the Brewster Angle Window Patent (U.S. Patent No. 4,746,201), which involves the use of an optical system, including optical elements, to polarize light. The Gas Discharge Laser Patent expires in November 2004 and the Brewster Angle Window Patent expires in May 2005. Upon the expiration of the applicable patent, Patlex loses its right to exclude others from exploiting the inventions claimed therein and, accordingly, the obligation of third parties to make royalty payments to Patlex will cease.

7.       INCOME TAXES

         Significant components of the provision for income taxes are as follows:

                                            Year Ended December 31,
                                        ---------------------------------
                                          1999         1998         1997
                                        -------      -------      -------
         Current
            Federal                     $ 2,868      $ 3,541      $ 3,051
            State                           187          327          267
                                        -------      -------      -------
                                          3,055        3,868        3,318
         Deferred
           Federal                       (1,423)        (718)        (127)
           State                           (115)         (32)         (20)
                                        -------      -------      -------
                                         (1,538)        (750)        (147)
                                        -------      -------      -------
         Provision for income taxes     $ 1,517      $ 3,118      $ 3,171
                                        =======      =======      =======

         Deferred income taxes reflect the net income tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. Annual changes in these temporary differences constitute the principal reconciling items between pretax accounting income and taxable income. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1999 and 1998 are as follows:

                                                 At December 31,
                                               ------------------
                                                1999        1998
                                               ------      ------
         Deferred tax liabilities
           Patents                             $2,766     $ 3,609
           Cash basis accounting                   --          37
           Purchased data                         246         300
                                               ------     -------
                                                3,012       3,946
         Deferred tax assets
           Depreciation                            29          62
           IRB loss carry forward                 358         308
           Reserves and other                   1,045         371
                                               ------     -------
                                                1,432         741
         Valuation allowance                       --        (200)
                                               ------     -------
                                                1,432         541
                                               ------     -------
         Net deferred income tax liability     $1,580     $ 3,405
                                               ======     =======

         The Company has a capital loss carry-over of approximately $1,050 for tax purposes, which expires in 2000. The related deferred tax asset as of December 31, 1999 had been partially offset by a valuation allowance. However, as the Company has initiated certain tax-planning strategies that it believes will result in utilizing this loss carry-over, no valuation allowance is recorded as of December 31, 1999.

         The reconciliation of income tax computed at the federal statutory rate to income tax expense is as follows:

                                                          Year Ended December 31,
                                                          -----------------------
                                                          1999      1998      1997
                                                          ----      ----      ----
Federal statutory rate                                     34%       34%       34%
Tax-exempt investment income                               (7)       (2)       (1)
Non-deductible goodwill                                     7        --        --
Non-deductible compensation expense                        10        --        --
Research and development credit                            (6)       (1)       (1)
State income taxes, net of federal income tax benefit       1         2         1
Adjustment to valuation allowance                          (5)       (2)       --
Other                                                       1        --         1
                                                           --        --        --
                                                           35%       31%       34%
                                                           ==        ==        ==


         The Company paid income taxes of $4,224, $3,238 and $3,828 in 1999, 1998 and 1997, respectively.

8.       COMMITMENTS AND CONTINGENCIES


Litigation


         The Company may be involved in litigation from time to time in the ordinary course of its business. The Company is not currently involved in any litigation, or to its knowledge, is any litigation currently threatened that could have a material effect on its financial position or results of operations.

         The Company and the former chairman and principal shareholder of IRSC were parties to a lawsuit against a group of eight companies that formerly conducted business with IRSC. These eight companies alleged that IRSC was obligated to enter into a merger agreement with them and that the former chairman of IRSC was obligated to work for the company surviving the merger. The companies also alleged that the Company interfered with the obligations of IRSC and its former chairman by acquiring IRSC. When these companies threatened to sue, the Company filed a lawsuit against them in state court in May 1999 to establish jurisdiction of the action in Florida. Discovery was conducted from June 1999 until October 1999 at which time the parties entered into settlement negotiations. A settlement agreement was entered into in January 2000. Pursuant to a March 2, 2000 court order, the Company paid $250, which is included in accounts payable and accrued liabilities as of December 31, 1999, as its portion of the settlement.

         Due to the nature of Patlex's business, and especially its involvement in the enforcement of patent rights, Patlex is from time to time involved in litigation with alleged infringers of the Laser Patents. Patlex regards all such lawsuits as occurring in the ordinary course of business. Furthermore, as a result of the involvement of the United States Patent and Trademark Office in granting and denying patent applications and in conducting reexaminations of patents, Patlex has in the past been required to prosecute appeals to the United States District Court from Patent and Trademark Office rulings adverse to Patlex's interest. No such appeals are pending at this time, and Patlex does not anticipate such appeals will be necessary in the future with regard to the Laser Patents. In connection with suits filed against alleged patent infringers to enforce a patent, defendants often file counterclaims seeking payment by the plaintiffs of any damages suffered by the defendants on account of the lawsuit and reimbursement by the plaintiffs of the defendant's costs and attorney's fees. While such counterclaims have been filed against Patlex, to date Patlex has not incurred liability with regard to such counterclaims. Patlex may also be required to file suits to enforce collection and compliance under its patent license agreements with its current licensees.

Employment Agreements

         In April 1997, the Company entered into an employment agreement with its chairman, Mr. Borman, which provided for an initial three-year term commencing on April 1, 1997 with automatic one-year extensions on the anniversary of the commencement date, unless either the Company or Mr. Borman gives notice to the other that the term of the agreement will not be extended. The employment agreement contains certain restrictive covenants, including provisions relating to non-competition, non-solicitation and the non-disclosure of proprietary information, during the term of the agreement and for specified periods thereafter. The 1999 annual compensation rate for Mr. Borman under this agreement was $160.

         In August 1997, the Company entered into an employment agreement with its then CEO, Mr. Lieppe, which provided for a four-year term commencing August 15, 1997 and ending on August 14, 2001, unless terminated earlier in accordance with certain circumstances. The 1999 annual compensation rate for Mr. Lieppe under this agreement was $250. In August 1999, the Company and Mr. Lieppe agreed to the terms of a Separation of Employment Agreement and General Release and Consulting Agreement. In connection with this agreement, the Company is to pay $425 in cash to Mr. Lieppe or on his behalf through December 2000. As of December 31, 1999, $340 of this amount, representing the remaining unpaid portion, was included in accounts payable and accrued liabilities. The Company also incurred stock-based compensation expense of $771 in 1999 resulting from the Company's allowing Mr. Lieppe to vest in options after his termination date.

         During the fourth quarter of 1999, the Company agreed to the terms of Separation of Employment Agreements and General Release and Consulting Agreements with three other executives. Under the terms of these agreements, the Company will pay $799 in cash to these executives or on their behalf for ten to twelve months. The future payments under these agreements have been included in accounts payable and accrued liabilities as of December 31, 1999.

         In March 1998, the Company entered into an employment agreement with its Vice President, Human Resources, Mr. Barr, which provides for a two-year term. In October 1999, the employment agreement was amended for an additional year and included a change in control provision. The annual compensation rate in 1999 for Mr. Barr under this agreement was $150.

         In August 1999, the Company entered into an employment agreement with its current CEO, Mr. Fournet, that provides for a four-year term, unless terminated earlier in accordance with certain circumstances, and which includes a change in control provision. The annual compensation rate in 1999 for Mr. Fournet under this agreement was $250.

         In February 2000, the Company entered into an employment agreement with its Vice President, General Counsel and Secretary, Mr. Muetterties, having a one-year term which renews each day. The agreement calls for a base salary of $160 in 2000 and includes a change in control provision. The employment agreement contains certain restrictive covenants, including provisions relating to non-competition, non-solicitation and non-disclosure of confidential information during the executive's employment with the Company and for specific periods thereafter.

Leases

         The Company leases all of its office space under agreements expiring on various dates through 2008. These leases contain renewal options ranging from 3 to 10 years. Future minimum payments under operating leases that have non-cancelable terms in excess of one year are as follows:

Years Ending December 31,
2000                                                              $  1,445
2001                                                                 1,466
2002                                                                 1,181
2003                                                                 1,134
2004                                                                 1,113
Thereafter through 2008                                              3,896
                                                                     -----
Total                                                              $10,235
                                                                   =======

         Rent expense was $1,599, $1,054 and $730 respectively, for the years ended December 31, 1999, 1998 and 1997.

9.       STOCK OPTIONS AND BENEFIT PLAN

Stock Options

         The Company has incentive and non-qualified stock option plans for directors, employees, and key advisors and has 6,000,000 shares of common stock reserved for issuance under these plans. The incentive and non-qualified options become exercisable as determined by the Board of Directors, and have a term of 10 years. As of December 31, 1999, option activity is summarized as follows:


                                                                                  Weighted-
                                                               Number of        Average Exercise
                                                                 Shares         Price Per Share
                                                              -----------      -----------------
                 Outstanding at January 1, 1997                1,697,772            $12.30
                 Granted                                       1,364,000             22.92
                 Exercised                                      (52,164)             16.79
                 Cancelled                                     (186,333)             18.81
                                                               ---------           -------
                 Outstanding at December 31, 1997              2,823,273             17.22
                 Granted                                         346,000             22.73
                 Exercised                                      (72,605)              2.38
                 Cancelled                                      (36,000)             20.00
                                                                --------           -------
                 Outstanding at December 31, 1998              3,060,668             18.16
                 Granted                                       1,036,250             28.60
                 Exercised                                     (218,152)             19.93
                 Cancelled                                     (464,960)             22.97
                                                               ---------           -------
                 Outstanding at December 31, 1999              3,413,806            $20.55
                                                               =========            ======


                                                                            Options Outstanding
                                                ---------------------------------------------------------------------------
                                                      Number                   Weighted-Average                Weighted-
                                                    Outstanding                    Remaining                    Average
              Range of Exercise Prices          At December 31, 1999       Contractual Life (Years)          Exercise Price
              ------------------------          -------------------        ------------------------          --------------
                  $  0.01-1.99                           47,772                       6.5                       $ 0.01
                  $ 2.00-15.99                          557,895                       5.8                         2.38
                  $16.00-24.99                        1,609,139                       8.0                        20.92
                  $25.00-39.88                        1,199,000                       9.3                        29.33
                                                      ---------
                                                      3,413,806                       8.1                       $20.55
                                                      =========

                                                                  Options Exercisable
                                                   --------------------------------------------
                                                        Number
                                                    Exercisable At             Weighted-Average
                  Range of Exercise Prices         December 31, 1999            Exercise Price
                  ------------------------         -----------------           ----------------
                       $ 0.01 -  1.99                    47,772                     $ 0.01
                       $ 2.00 - 15.99                   557,895                       2.38
                       $16.00 - 24.99                   870,129                      21.57
                       $25.00 - 39.88                   123,791                      28.82
                                                      ---------
                                                      1,599,587                     $14.79
                                                      =========



         The Company accounts for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25"), Accounting for Stock Issued to Employees. The Company's employee stock options are issued with exercise prices that equal the market price of the Company's common stock on the date of grant and, consequently, no compensation expense is recognized.

         Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                 1999         1998         1997
                                                                 ----         ----         ----
                 Risk-free interest rate                         6.5%         6.5%         6.5%
                 Dividend yield                                  none         none         none
                 Volatility factors                               51%         57%          43%
                 Weighted-average expected life                 5 years    5 years       5 years

         The weighted-average fair value per option granted during 1999, 1998 and 1997 was $14.41, $10.90 and $7.93, respectively.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. The Company's net income and net income per share (diluted) would have been reduced to the following pro forma amounts for the years ended December 31, 1999, 1998 and 1997, as follows:

                                      1999           1998          1997
                                   ---------      ---------     ---------
Net income
  As reported                      $   2,808      $   6,896     $   6,101
  Pro forma                        $  (1,462)     $   3,629     $   4,081
Net income per share (diluted)
  As reported                      $    0.14      $    0.35     $   0.33
  Pro forma                        $   (0.07)     $    0.19     $   0.22

         The above pro forma amounts reflect the effect of stock options granted subsequent to January 1, 1996. Accordingly, the pro forma amounts may not be representative of the future effects on reported net income and earnings per share that will result from the future granting of stock options, since the pro forma compensation expense is allocated over the periods in which options become exercisable and new option awards are granted each year.

         During July 1999, the Company extended the exercise period for a retiring Director's stock options from 90 to 180 days. As a result, the Company incurred $497 of stock-based compensation expense for the extension of these stock options.

Benefit Plan

         The Company has a 401(k) plan that is available to substantially all of its employees. The Company provides a match of 66% of the employees' contribution, with a maximum benefit of up to 4% of eligible compensation in the form of Company common stock. Contribution expense was $333, $309 and $89 in 1999, 1998 and 1997, respectively.



10.  RELATED PARTY TRANSACTIONS

         IRSC had a consulting agreement with an affiliate which was terminated May 6, 1999. Pursuant to the agreement, IRSC paid the affiliate for consulting services and reimbursed the affiliate for certain travel and administrative expenses incurred on behalf of IRSC. During the years ended December 31, 1999, 1998 and 1997, IRSC paid the affiliate $63, $375 and $365, respectively.

         Invemed Associates, Inc. ("Invemed"), from time to time, has provided financial advisory services to the Company, for which customary compensation has been paid. In connection with the Company's offering of 1,940,000 shares of common stock in May 1997 and 5,669,758 shares in October 1999, Invemed performed certain investment banking services for the Company for which Invemed received fees of $2,706 and $3,975, respectively. The applicable portion of these fees was offset against the capital funds received by the Company for the offerings. Kenneth G. Langone, a director and a shareholder of the Company, is Chairman of the Board, Chief Executive Officer and President of Invemed, and is the principal shareholder of Invemed's parent.

         On February 7, 1994, the Company entered into a debt and royalty agreement with a consortium of seven individuals including Jack Hight. During 1995, Mr. Hight became a shareholder and director of the Company. The agreement provided the financing necessary for the Company to enter the Texas market, and provided for a loan to the Company of $200, which was repaid in 1995. The agreement also provided for the Company to grant to the consortium a royalty to share in the revenues of the

Texas expansion up to $800, computed as 10% of specified revenues from Texas operations. For the years ended December 31, 1999, 1998 and 1997, the Company paid $149, $165 and $126, respectively, relating to such royalties. Through December 31, 1999, the Company had paid a total of $500 relating to such royalties.

         The Chief Executive Officer and President and the Vice President, Human Resources have outstanding loans with the Company as of December 31, 1999 in the amounts of $350 and $125, respectively.



11.      BUSINESS SEGMENTS

         The Company's reportable segments, namely electronic information and patent enforcement, are organized based on their products and services. Information concerning the segments in which the Company operates is shown in the table below. Operating profit is derived as total revenues less operating expenses; interest expense and general corporate expenses have not been considered. Identifiable assets by segment are those assets that are used in the Company's operations in each segment. General corporate assets consist primarily of cash and cash equivalents and short-term investments. Substantially all revenues are derived from, and its assets located in, the United States of America.



                                                   Year Ended December 31,
                                               1999          1998          1997
                                            ---------      --------      --------
Revenues:
       Electronic information               $  72,773      $ 54,103      $ 37,777
       Patent enforcement                       6,219         6,636         6,670
                                            ---------      --------      --------
Consolidated revenues                       $  78,992      $ 60,739      $ 44,447
                                            =========      ========      ========

Operating Profit:
       Electronic information               $   1,417      $  5,252      $  4,688
       Patent enforcement                       3,483         3,903         3,928
                                            ---------      --------      --------
         Segment operating profit               4,900         9,155         8,616
Interest income, net                            1,656         2,330         1,491
General corporate expense                      (2,231)       (1,471)         (835)
                                            ---------      --------      --------
Consolidated income before income taxes     $   4,325      $ 10,014      $  9,272
                                            =========      ========      ========

Identifiable assets:
       Electronic information               $  76,362      $ 33,572      $ 23,405
       Patent enforcement                      23,285        18,769        17,689
         Total identifiable assets             99,647        52,341        41,094
       General corporate assets                36,841        40,030        45,261
                                            ---------      --------      --------
Consolidated assets                         $ 136,488      $ 92,371      $ 86,355
                                            =========      ========      ========

                                                              Year Ended December 31,
                                                            1999        1998       1997
                                                          -------     -------     ------

Capital expenditures:
       Electronic information                             $20,557     $14,530     $6,942
       Patent enforcement                                       3           7          7
                                                          -------     -------     ------
Consolidated capital expenditures                         $20,560     $14,537     $6,949
                                                          =======     =======     ======

Depreciation and amortization of
       Identifiable assets:
       Electronic information                             $ 8,105     $ 6,313     $4,107
       Patent enforcement                                   1,707       1,709      1,695
                                                          -------     -------     ------
Consolidated depreciation and
       amortization                                       $ 9,812     $ 8,022     $5,802
                                                          =======     =======     ======


12.      SUBSEQUENT EVENT

         On February 14, 2000, the Company signed a definitive agreement to merge with ChoicePoint Inc. Under the terms of this agreement, the Company's shareholders will receive 0.525 shares of ChoicePoint Inc. common stock for each share of the Company's common stock. The transaction is expected to close in the second quarter of 2000 and is subject to regulatory and shareholders' approval.


13.      QUARTERLY INFORMATION (UNAUDITED)




                                                 Quarters Ended
                      -------------------------------------------------------------------------------
                      December 31,     September 30,       September 30,      June 30,        March 31,
                      ------------     -------------       -------------      --------        ---------
                                       (As restated)  (As previously stated)
Revenues:
               1999     $ 21,783          $ 19,465          $ 19,465        $ 19,556         $ 18,188
               1998       16,513            15,366            15,366          14,742           14,119

Gross profit
               1999     $ 12,441          $ 11,690          $ 11,690        $ 11,807         $ 10,756
               1998        8,952             9,221             9,221           8,494            7,922

Net (loss)  income
               1999     $   (760)         $    (37)         $  1,533        $  1,655         $  1,950
               1998        1,776             1,760             1,760           1,781            1,579

Net (loss) income per
share (diluted)
               1999     $  (0.04)         $  (0.00)         $   0.08        $   0.08         $   0.10
               1998     $   0.09          $   0.09          $   0.09        $   0.09         $   0.08




Subsequent to the issuance of the Company's September 30, 1999 financial statements, the Company's management determined that it had not recorded charges that it had incurred during the third quarter of

1999 in connection with the Separation of Employment Agreement and General Release and Consulting Agreement related to the resignation of its former CEO (as described in Note 8), as well as related stock compensation expense in connection with both the resignation of the former CEO and a Director. As a result, the September 30, 1999 financial statements have been restated from the amounts previously reported to reflect these charges.